                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 1999 relating to the financial statements of ACLARA BioSciences, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------

San Jose, California
January 20, 2000